Exhibit 99.1

                            China Bak Battery, Inc.




Company Contact:                                     Investor Relations Contact:
Jim Groh                                             Matt Hayden/Brett Maas
(843) 342-7809                                       (843) 272-4653
jim@bakbattery.com                                   matt@haydenir.com

                     China BAK Battery Announces Preliminary
                        Fiscal 2005 Third Quarter Results


SHENZHEN,  China & DALLAS - August 10, 2005 - China BAK Battery,  Inc.  (OTC BB:
CBBT), one of the largest providers of replacement Lithium Ion (Li-ion) batteries in China and one of the largest manufacturers in the world, today announced preliminary financial results for the third quarter and nine-month periods ended June 30, 2005. The Company anticipates announcing its final results for the fiscal 2005 third quarter by August 15, 2005.

Financial Results

For the third quarter, management expects to report revenue of approximately $24.2 million. Net income for the quarter is expected to be approximately $3.4 million, or $0.09 per diluted share. For the first nine months ended June 30, 2005, the Company expects to report revenue of approximately $75.2 million. Net income for the nine-month period is expected to be approximately $7.7 million, or $0.23 per diluted share. These results are preliminary and actual results could vary when the Company reports its final results for the third quarter.

Xiangqian Li, the Company's Chief Executive Officer, commented, "We have shown increases in revenues and improved gross profit margins, resulting in significant improvements in net income. Our growth was primarily a result of an improved product mix with increased sales of higher margin products to both new and existing customers. We also made substantial progress in our strategy to diversify into Lithium Ion technology for both OEM and replacement applications. We are actively pursuing several prospective customers which will leverage our low-cost manufacturing infrastructure to provide a significant value-add for their businesses. Management is confirming its net income guidance of approximately $12 million for the 2005 fiscal year, which ends September 30."

About BAK China Battery
China BAK Battery, Inc. is a commercial manufacturer of standard and customized Lithium Ion (Li-ion) rechargeable batteries for use in various portable electronic applications, including cellular phones, MP3 players, laptop computers, electric bicycles, digital cameras, video camcorders, and general industrial applications. The Company is one of the largest Li-ion replacement battery manufacturers in China and one of the largest manufacturers in the world. The Company operates a 62-acre, 1.9 million square foot manufacturing operation in Shenzen, PRC.



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Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things statements regarding net income guidance for the 2005 fiscal year, statements regarding China BAK Battery's business strategy, plans and objectives, including statements regarding its strategy to diversify into Lithium Ion technology for both OEM and replacement applications and pursuit of prospective customers, and statements about non-historical information. These forward-looking statements are often identified by the use of terms and phrases such as "expect," "estimate," "project," "plan," "believe," "achievable," "anticipate" and similar terms and phrases. Although China BAK Battery, Inc. believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The Company actual net income for the 2005 fiscal year may not be the same as its income guidance, the Company's strategy to diversify into Lithium Ion technology for both OEM and replacement applications may not achieve the expected result and there can be no assurance that the Company will be successful in securing any prospective customer it is currently pursuing. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

China BAK Battery, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in China BAK Battery, Inc.'s periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to China BAK Battery, Inc. or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, China BAK Battery, Inc. does not assume a duty to update these forward-looking statements.




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